Exhibit i(j)

                   MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

                      Certificate of Name Change Amendment
                             To Declaration of Trust

      The undersigned, constituting all of the Trustees of Merrill Lynch Funds For Institutions Series (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, hereby certify that the Trustees of the Trust by resolution adopted by all of the members of the Board of Trustees at a meeting duly called and held on February 27, 2009 have duly adopted an amendment to the Trust's Declaration of Trust, changing the name of the Trust from Merrill Lynch Funds For Institutions Series to Funds For Institutions Series, and all references to the name of the Trust in the Declaration are hereby accordingly amended.

      This Certificate of Name Change Amendment shall become effective on May 4, 2009.


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      IN WITNESS WHEREOF, the undersigned have signed this instrument in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as of this day of February, 2009.


/s/ David O. Beim               /s/ Herbert I. London
-----------------               ---------------------
David O. Beim                   Herbert I. London


/s/ Richard S. Davis            /s/ Cynthia A. Montgomery
--------------------            -------------------------
Richard S. Davis                Cynthia A. Montgomery


/s/ Ronald W. Forbes            /s/ Joseph P. Platt, Jr.
--------------------            ------------------------
Ronald W. Forbes                Joseph P. Platt, Jr.


/s/ Henry Gabbay                /s/ Robert C. Robb, Jr.
----------------                -----------------------
Henry Gabbay                    Robert C. Robb, Jr.


/s/ Matina Horner               /s/ Toby Rosenblatt
-----------------               -------------------
Matina Horner                   Toby Rosenblatt


/s/ Rodney D. Johnson           /s/ Kenneth L. Urish
---------------------           --------------------
Rodney D. Johnson               Kenneth L. Urish


                                /s/ Frederick W. Winter
                                -----------------------
                                Frederick W. Winter

      The Declaration of Trust establishing MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES, dated the 7th of May, 1987, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.

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